Exhibit 10.2

OMNIBUS REAFFIRMATION AND AMENDMENT AGREEMENT

This OMNIBUS REAFFIRMATION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of July 24, 2026, is entered into by and among BALCHEM CORPORATION, a Maryland corporation (the “Parent”), each of the Domestic Subsidiary Guarantors party hereto (the “Domestic Guarantors”, and collectively with the Parent, the “Domestic Loan Parties”) and JPMORGAN CHASE BANK, N.A, as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement (as defined hereinafter).

WHEREAS, the Parent, the other Domestic Loan Parties party thereto, the Foreign Loan Parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Non-EEA Agented Borrowers and J.P. Morgan SE, as administrative agent for the EEA Agented Borrowers (the “Non-U.S. Administrative Agent”), are currently party to the Amended and Restated Credit Agreement, dated as of July 27, 2022 (as amended, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”, and as amended by the Amendment (as defined below), the “Credit Agreement”);

WHEREAS, the Domestic Loan Parties and the Administrative Agent entered into that certain Amended and Restated Security and Pledge Agreement, dated as of July 27, 2022 (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Domestic Security Agreement”);

WHEREAS, the Parent, the other Domestic Loan Parties party thereto, the Foreign Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the  Non-U.S. Administrative Agent have agreed to amend the Existing Credit Agreement pursuant to that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of the date hereof (the “Amendment”); and the Credit Agreement provides, subject to the terms and conditions thereof, for certain extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrowers; and

WHEREAS, the Domestic Loan Parties wish to reaffirm the terms and conditions of the Security Agreement;

NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto hereby agree as follows:

1.         Amendments to Security Agreement.  The Schedules to the Domestic Security Agreement are hereby amended and restated in their entirety pursuant to each corresponding Schedules set forth in Exhibit A hereto (collectively, the “Restated Schedules”) and each Domestic Loan Party hereby represents and warrants that such Restated Schedules are true, correct and complete in all material respects as of the date hereof.

2.          Reaffirmation of the Domestic Security Agreement.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the Domestic Loan Parties reaffirm the terms and conditions of the Domestic Security Agreement and acknowledge and agree that the Domestic Security Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  Without limiting the foregoing, each Domestic Loan Party hereby (i) reaffirms its indebtedness, liabilities and obligations under the Domestic Security Agreement and (ii) reaffirms all Liens and security interests on the Collateral which have been granted by it or its predecessors in favor of the Administrative Agent (for itself and the other holders of Obligations) pursuant to the Domestic Security Agreement and confirms that such

Liens and security interests continue to secure the Obligations, including, without limitation, all additional Obligations resulting from or incurred pursuant to the Credit Agreement.

Upon the Amendment No. 1 Closing Date, each reference in the Domestic Security Agreement to (i) the “Credit Agreement” shall mean and be a reference to the Credit Agreement as the same may from time to time be amended, modified or restated and (ii) any term defined in the Credit Agreement (including, without limitation, “Obligations”) shall mean and be a reference to such term as defined in the Credit Agreement and as the same may from time to time be amended, modified or restated.

Each Domestic Loan Party hereby represents and warrants that the representations and warranties of the Domestic Loan Parties set forth in the Domestic Security Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

3.          Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.  The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

4.         Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

5.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  The terms of Section 11.18 of the Credit Agreement with respect to electronic execution are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first above written.

BALCHEM CORPORATION, as a Domestic Loan Party

By:	/s/ Theodore L. Harris
Name: Theodore L. Harris
Title: Chairman, President and Chief Executive Officer

BCP INGREDIENTS, INC.
ABERCO, INC.
SENSORYEFFECTS, INC.
ALBION LABORATORIES, INC.
SENSORYEFFECTS CEREAL SYSTEMS, INC.,
each as a Domestic Loan Party

By:	/s/ Theordore L. Harris
Name: Theodore L. Harris
Title: President

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ James Shender
Name: James Shender
Title: Managing Director